Liberty Silver Corp. Announces Amendments to Earn-In Agreement

January 30, 2017 - Toronto, Ontario. Liberty Silver Corp. (“Liberty” or the “Company”) is pleased to announce that on January 26, 2017 it reached an agreement (the “Amendment Agreement”) with Renaissance Gold Inc. (“Renaissance”).

Extension of the period for delivering a Bankable Feasibility Study

The Amendment Agreement amends certain terms in the exploration earn-in agreement (the “Earn-In Agreement”) dated March 29, 2010 between AuEx Inc., a predecessor in rights to Renaissance under the Earn-In Agreement, and the Company, the copy of which was made available by the Company on its SEDAR profile on December 21, 2011.

Under the terms of the Earn-In Agreement, upon completion of certain earn-in obligations (the “Earn-in Obligations”) the Company will earn a 70% interest in the Trinity Silver Project located in Pershing County, Nevada, more fully described in the Earn-In Agreement. Immediately prior to the date of the Amendment Agreement, the only outstanding Earn-in Obligation of the Company under the Earn-In Agreement was the delivery by the Company of a bankable feasibility study of the Trinity Silver Project to Renaissance by March 29, 2017. The Amendment Agreement amends the Earn-In Agreement so as to extend to March 29, 2020 the period within which the Company must deliver a bankable feasibility study of the Trinity Silver Project to Renaissance.

Option to acquire 100% interest in Trinity Silver Project

Additionally, under the terms of the Amendment Agreement, the Company accepted the exclusive option to acquire a 100% interest in the Trinity Silver Project that was offered to the Company by Renaissance in a letter of intent (the “Letter of Intent”) dated April 17, 2015. Pursuant to the Amendment Agreement, Renaissance, in consideration of cash payment of US$96,366.24 payable no later than June 30, 2017, grants to the Company an exclusive option to acquire a 100% interest in the Trinity Silver Project on certain conditions set out in the Letter of Intent. The option so granted expires not later than September 30, 2017. One of the conditions for the Company’s acquiring a 100% interest in the Trinity Silver Project is restructuring of the Earn-In Agreement by Renaissance and the Company, which immediately prior to the date of the Amendment Agreement was to be concluded by March 29, 2017(the “Outside Date”). The Amendment Agreement extended the Outside Date to September 30, 2017.

About Liberty Silver Corp.

Liberty has the right to earn a joint venture interest in the 10,020-acre Trinity Silver Project pursuant to the terms of an earn-in agreement with Renaissance Gold Inc. The Trinity Silver Project, located in Pershing County, Nevada, is Liberty’s flagship project.

Information about Liberty is available on its website, www.libertysilvercorp.com, or in the SEDAR and EDGAR databases.

For additional information contact:

Howard M. Crosby, Chief Executive Officer

(509) 526-3491

info@libertysilvercorp.com

Cautionary Statements

Certain statements in this news release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, as well as within the meaning of the phrase ‘forward-looking information’ in the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure Obligations. The forward looking statements made herein are based on information currently available to the Company and the Company provides no assurance that actual results will meet management’s expectations or assumptions with respect to, among other things, the ability of Liberty to preserve its interests in the Trinity Silver Project which is dependent on renegotiation of the Company’s obligation to complete a feasibility study, the Company’s present and future financial condition, the Company’s ability to secure financing, and the state of financial markets. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, or “plan”, and may include statements regarding, among other things, the status of the Trinity Silver Project earn-in agreement and the ability to renegotiate the obligation to complete a feasibility study. Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results relating to, among other things, results of exploration, project development, and the Company’s financial condition and prospects, could differ materially from those currently anticipated in such statements for many reasons such as: the inability of Liberty to renegotiate the obligation to complete a feasibility study pursuant to the terms of the Trinity Silver Project earn-in agreement; the ability of the Company to budget and manage its liquidity in light of the failure to obtain additional financing; changes in general economic conditions and conditions in the financial markets; changes in demand and prices for precious metals; litigation, legislative, environmental and other judicial, regulatory, political and competitive developments; operational difficulties encountered in connection with the activities of the Company; and other matters discussed in this news release. This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements. These and other factors made in public disclosures and filings by the Company should be considered carefully and readers should not place undue reliance on the Company’s forward-looking statements. The Company does not undertake to update any forward-looking statement that may be made from time to time by the Company or on its behalf, except in accordance with applicable securities laws.